UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2004

XSTREAM BEVERAGE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	33-30158-A	62-1386351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 NW 15th Avenue, Bay A, Fort Lauderdale, Florida 33309

(Address of Principal Executive Office) (Zip Code)

954-598-7997

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 2.     Acquisition or Disposition of Assets

On July 12, 2004, Beverage Network of Maryland, Inc., (“Beverage Network”) a Florida corporation and wholly owned subsidiary of XStream Beverage Group, Inc., a Nevada corporation (“XStream”), entered into an Asset Purchase and Sale Agreement (the “Purchase Agreement”) with Master Distributors, Inc., d/b/a Atlantic Beverage Co., a Maryland corporation (“Atlantic Beverage”).

Pursuant to the Purchase Agreement, Beverage Network purchased the assets of Atlantic Beverage, which included inventory, accounts receivable, office furniture, the rights to the products marketed by Atlantic Beverage and all rights to the operational business of Atlantic Beverage. The consideration given for the purchase of the assets of Atlantic Beverage was 1,923,077 shares of the Company’s restricted common stock and $1,219,321 in cash delivered at closing, a promissory note for $2,000,000 payable in 60 equal monthly payments and bearing 6% interest and a separate $250,000 payment to be made in 12 equal weekly installments pursuant to the terms of the Purchase Agreement.

We also entered into an employment agreement with Morris Stodard, the former principal of Atlantic Beverage, to be the general manager of Beverage Network. Mr. Stodard will receive a Base Salary of $18,750 per month until December 31, 2004 and on a per diem “as needed” basis thereafter, pursuant to the terms of his employment agreement.

Prior to the execution of any of the agreement referenced above, no material relationship existed between the Company and either Atlantic Beverage, or any affiliate, director, or officer of the Company, or any associate of any such director or officer. The foregoing description of the Asset Purchase Agreement, the Employment Agreement and the related transactions does not purport to be complete and is qualified in its entirely by reference to the said Agreements and the press release issued by the Company on July 20, 2004 which are attached as exhibits to this report.

This report contains forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements and are made under the Asafe harbor@ provisions of the Private Securities Litigation Reform Act of 1995. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy, and actual results may differ materially from those anticipated by the Company due to a number of uncertainties, including some presently unknown to the Company. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 7.     Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired.

No financial statements are filed herewith. The Company will file all required financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

(b)

Pro forma financial information.

No pro forma financial statements are filed herewith. The Company will file all required pro forma financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

(c)

Exhibits.

Exhibit No.	Description

10.1	Asset Purchase and Sale Agreement dated July 1, 2004, by and among Beverage Network of Maryland, Inc. and Master Distributors, Inc. d/b/a Atlantic Beverage Co.
10.2	Secured Convertible Promissory Note dated July 1, 2004 from Xstream Beverage Network of Maryland, Inc. to Master Distributors, Inc.
10.3	Employment Agreement between Beverage Network of Maryland, Inc and Morris Stodard dated July 1, 2004.
99.1	Press Release of Xstream Beverage Group, Inc, issued July 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

XSTREAM BEVERAGE GROUP, INC.

Date: July 20, 2004	By:	/s/ BARRY WILLSON
Barry Willson Vice Chairman

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Asset Purchase and Sale Agreement dated July 1, 2004, by and among Beverage Network of Maryland, Inc. and Master Distributors, Inc. d/b/a Atlantic Beverage Co.
10.2	Secured Convertible Promissory Note dated July 1, 2004 from Xstream Beverage Network of Maryland, Inc. to Master Distributors, Inc.
10.3	Employment Agreement between Beverage Network of Maryland, Inc. and Morris Stodard dated July 1, 2004.
99.1	Press Release of Xstream Beverage Group, Inc, issued July 19, 2004.